EXHIBIT 21.1
SUBSIDIARIES OF THE COMPANY

Name of the Company	Jurisdiction of Organization

APP China Specialty Minerals Pte Ltd.	Singapore
Barretts Minerals Inc.	Delaware
ComSource Trading Ltd.	Delaware
Ferrotron Technologies GmbH	Germany
Gold Lun Chemicals (Zhenjiang).	China
Gold Sheng Chemicals (Zhenjiang) Co., Ltd.	China
Gold Zuan Chemicals (Suzhou).	China
Hi-Tech Specialty Minerals Company, Limited	Thailand
Minerals Technologies do Brasil Comercio e Industria de Minerais Ltda.	Brazil
Minerals Technologies Europe N.V.	Belgium
Minerals Technologies Holdings Ltd.	United Kingdom
Minerals Technologies Mexico Holdings, S. de R. L. de C.V.	Mexico
Minerals Technologies South Africa (Pty) Ltd.	South Africa
Mintech Canada Inc.	Canada
Mintech Japan K.K.	Japan
Minteq Australia Pty Ltd.	Australia
Minteq B.V..	The Netherlands
Minteq Europe Limited.	Ireland
Minteq International GmbH	Germany
Minteq International Inc.	Delaware
Minteq International (Suzhou) Co.,Ltd.	China
Minteq Italiana S.p.A.	Italy
Minteq Korea Inc.	Korea
Minteq Kosovo LLC.	Kosovo
Minteq Magnesite Limited	Ireland
Minteq Metallurgical Materials (Suzhou) Co., Ltd.	China
Minteq Shapes and Services Inc.	Delaware
Minteq UK Limited.	United Kingdom
MTI Holdings GmbH	Germany
MTX Finance Inc.	Delaware
MTX Finance Ireland	Ireland
PT Sinar Mas Specialty Minerals	Indonesia
Rijnstaal U.S.A., Inc.	Pennsylvania
RL Vision Tech OY	Finland
SMI Poland Sp. z o.o.	Poland
Specialty Minerals Benelux	Belgium
Specialty Minerals FMT K.K.	Japan
Specialty Minerals France s.p.a.s.	France
Specialty Minerals GmbH	Germany
Specialty Minerals Inc.	Delaware
Specialty Minerals International Inc.	Delaware
Specialty Minerals Israel Limited	Israel
Specialty Minerals Malaysia Sdn. Bhd.	Malaysia
Specialty Minerals (Michigan) Inc.	Michigan
Specialty Minerals Mississippi Inc.	Delaware
Specialty Minerals Nordic Oy Ab	Finland
Specialty Minerals (Portugal) Especialidades Minerais, S.A.	Portugal
Specialty Minerals S.A. de C.V.	Mexico
Specialty Minerals Servicios S. de R. L. de C.V.	Mexico
Specialty Minerals Slovakia spol. sr.o.	Slovakia
Specialty Minerals South Africa (Pty.) Limited	South Africa
Specialty Minerals (Thailand) Limited	Thailand
Specialty Minerals UK Limited	United Kingdom
Synsil Products Inc.	Delaware
Tecnologias Minerales de Mexico, S.A. de C.V.	Mexico